EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TOMI Environmental Solutions, Inc. Reports Full Year 2025 Financial Results and Outlines Growth Initiatives

Frederick, MD – March 31, 2026 – TOMI Environmental Solutions, Inc. (NASDAQ: TOMZ), a global provider of disinfection and decontamination essentials through its premier Binary Ionization Technology® (BIT™) platform, today announced financial results for the year ended December 31, 2025, and provided an update on strategic initiatives designed to drive long-term growth.

2025 Highlights:

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Recap of 2025: TOMI made meaningful strides across multiple strategic priorities. We continued to strengthen our government relationships, highlighted by our selection by NASA for a biosecurity operation for our reliability in mission-critical environments. Commercially, we announced several new customer wins across global CDMOs, leaders in eye health, and prestigious university research groups. In parallel, regulatory and industry tailwinds in the food market, particularly recent FDA developments, have significantly expanded the potential applications for SteraMist iHP within food safety and processing environments. Our sales were driven primarily by continued strength in our service division and recurring BIT™ Solution sales.

•	Strong Gross Margins: Gross profit margin remained healthy at approximately 55%, underscoring the efficiency of operations and the value of the Company’s technology.
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Global Market Expansion: Continued penetration into global markets, including Canada, the UK and Europe, with approximately 29% of revenue generated internationally, compared to 21% in the prior year. We leveraged late-2025 strategic milestones to successfully launch into the Canadian healthcare sector in early 2026. This momentum included securing Total Clean Air as our preferred partner for the UK and EU, alongside significant infrastructure investments to support 2026 growth across Europe.

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Operational Efficiencies: We reduced total operating expenses by approximately 10% in 2025 and are exploring the use of AI-related technologies. Going forward into 2026, we continue to actively manage controllable costs while preserving the technical and commercial capacity required to execute on our pipeline.

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Product Innovation: Ongoing investment in R&D to expand applications of SteraMist® across life sciences, healthcare, food safety, and commercial markets, resulting in a more comprehensive equipment and service portfolio.

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Industry Recognition: Our technology continued to gain industry recognition. SteraMist was named Disinfection and Decontamination Products Company of the Year 2025 by MedTech Outlook, reflecting market confidence and the growing adoption of our platform.

•	Strategic Validation: A landmark USDA study confirmed BIT efficacy against deformed wing virus (DWV) for agricultural biosecurity in honeybees.

Financial Results for the year ended December 31, 2025, compared to December 31, 2024

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Sales, net was $5,636,000 compared to $7,739,000 for the years ended December 31, 2025 and 2024, respectively. This was primarily driven by customers deferring capital expenditure projects due to the uncertain economic environment with the impact of tariffs and the Middle East crisis. This impact is expected to be temporary, and the customers’ operations and related service activity are expected to resume on a normal schedule.

•	Service revenue remained relatively consistent, reflecting ongoing demand for the Company’s decontamination and service solutions.
•	Operating loss was ($3,854,000) compared to an operating loss of ($4,105,000) for the years ended December 31, 2025 and 2024, respectively.
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Net loss was $(3,749,000) or ($0.19) per basic and diluted share, compared to net loss of $(4,477,000) or ($0.22) per basic and diluted share for the years ended December 31, 2025, and 2024, respectively.

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Our sales backlog grew during 2025 to approximately $1.8 million, reflecting improved visibility into near-term revenue conversion and continued contribution from our recurring consumables and service revenue base.

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Recent Business Highlights:

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On October 1, 2025, we announced the purchase of SteraMist iHP equipment and BIT Solution totaling $175,000 by Trauma and Casualty Team (T.A.C.T.) franchises, a premier provider of decontamination services operating 18 franchises across the United States. T.A.C.T.'s adoption of SteraMist technology represents a key milestone in the Company's commercial growth strategy.

•	On November 10, 2025, we showcased our SIS platform at the AALAS 76th National Meeting in Long Beach, California, a key lead generation event for our animal research vertical.

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On November 26, 2025, we announced a custom integration pipeline valued at approximately $3 million, with ten active projects across our SIS and CES platforms. Strategic OEM partnerships with ESCO, Steelco, PBSC, Nuaire, and Getinge are driving platform growth and broader distribution.

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On December 18, 2025, we secured a signed purchase order valued at approximately $500,000 from a global biopharmaceutical leader for the integration of SteraMist iHP into passthrough fill boxes used in sterile manufacturing.

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On December 22, 2025, we announced the adoption of SteraMist iHP by a leading Cell and Gene Therapy (“CGT”) manufacturer for a commercial-scale pharmaceutical facility, including full IQ/OQ qualification and whole-facility iHP Corporate Service fogging of manufacturing suites, QC labs, and support spaces.

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As of December 31, 2025, we had ten active SIS and CES integration projects with a combined contract value of approximately $3 million, including a $500,000 signed purchase order from a global biopharmaceutical leader received in December 2025.

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These figures represent potential future revenue and are not committed orders or guarantees of future performance. Conversion of this pipeline is a primary driver of our 2026 liquidity plan. Certain CES project conversions were delayed during 2025 by the tariff-driven slowdown in U.S. pharmaceutical facility capital decisions, which management views as a temporary, externally driven timing issue rather than a change in underlying demand.

Liquidity and Capital Access

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As of December 31, 2025, we had cash and cash equivalents of $88,000 and working capital of $1.0 million. For the year ended December 31, 2025, we incurred a net loss of $3.7 million and used $1.2 million of cash in operating activities. Our accumulated deficit as of December 31, 2025 is $58.1 million.

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During 2025, the Company successfully completed a $535,000 convertible note financing to provide additional working capital and support growth initiatives. We are evaluating options to reduce our outstanding convertible note obligations, including potential conversion into equity or repayment using proceeds from the Hudson Global equity line, either of which would reduce total debt and improve stockholders' equity.

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On November 5, 2025, the Company entered into an equity line of credit (“ELOC”) pursuant to which the Company has the option to sell, from time to time, up to $20,000,000 shares of its common stock over a 24-month period. The ELOC provides the Company with flexible access to capital on an as-needed basis, subject to applicable Nasdaq listing requirements. We may, at our sole discretion, draw down between $25,000 and $2,000,000 per draw, subject to applicable exchange caps. In February 2026, we made our first draw, generating gross proceeds of $94,130.

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Our effective Form S-3 shelf registration statement provides a registered platform to raise up to $50 million of securities from time to time. We have engaged Bancroft Capital as an investment banking advisor to explore additional financing opportunities, including equity and equity-linked transactions with existing and new investors.

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Executive Commentary

Dr. Halden Shane, CEO of TOMI Environmental Solutions commented, “As we enter 2026, our focus remains on growth and profitability. We plan to continue expanding our presence in the global pharmaceutical manufacturing sector by deepening OEM relationships and supporting customers with integrated, validated decontamination solutions, while partnering with new global contract development and manufacturing organizations whose market size is expanding from $136 billion in 2024 to approximately $191 billion by 2029.

“In addition, we see continued opportunities to penetrate the food safety market that has a value of $28 million in 2025 and is projected to grow to $31 million in 2026, which is being driven by the rise of foodborne illness prevention initiatives, stricter regulatory compliance, and increasing consumer demand for high-quality, contamination-free food.

“The global $5.29 billion medical device sterilization market is at our fingertips. Additionally, two very exciting new markets for our future is the biofuel market, which seems to be very favorable for renewables as we focus on domestic energy security, as there are new renewable fuel standards finalized just recently by the EPA, and protecting the world’s pollinators, the honeybees, by leveraging both regulatory developments and growing customer interest in non-toxic, residue-free disinfection technologies. Across all markets, we remain focused on building on our leadership position, improving operational efficiency, and advancing TOMI in a manner that supports long-term value creation.”

Looking Ahead

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The Company enters the first quarter of 2026 with strong operational momentum, expanding recurring sales, and a growing customer base across regulated and emerging markets. We are just in the process of closing the first quarter of 2026, beating first quarter 2025 revenue. The pipeline that we have is the strongest we’ve ever had. Our entire opportunity book for integration projects remains at $16 million and the entire SteraMist iHP opportunity book is currently at $20 million.

The company is strategically positioned to capitalize on global trends in clean manufacturing, AI-enabled automation, and biosecurity, with a focus on delivering sustainable long-term growth and shareholder value.

The Company is executing a focused strategy to:

•	Expand recurring service contracts with key customers and explore new product lines and/or service offerings to generate a steady income stream
•	Drive year on year recurring revenue growth by increasing SteraMist solution sales
•	Continue to grow our presence internationally utilizing targeted marketing campaigns and referral business
•	Pursue additional government and institutional partnerships
•	Strengthen balance sheet flexibility through disciplined financial management
•	Strengthen corporate team to support growth

Conference Call Information

TOMI will hold a conference call to discuss Full Year 2025 results at 4:30 p.m. ET today, March 31, 2026.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time and provide participant access code 903042, or request the "TOMI Environmental Solutions Full Year earnings call." International callers please dial (973) 528-0011. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website or register at the following link:

https://www.webcaster5.com/Webcast/Page/2262/53808.

A replay of the teleconference will be available until Tuesday, April 7, 2026, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 53808. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

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TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit https://www.steramist.com or contact us at info@tomimist.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, our strategies to grow revenue and expand business development, our expectation with respect to the remainder of 2026, including schedule of delivery, realization of revenue from backlog and potential demands; our ability to generate lead and referral for sales, the expectation to capture new markets, our ability to improve financial performance and the statements under the section entitled “Looking Ahead”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to acquire new customers and expands sales; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

The following represents our consolidated balance sheets and statement of operations from our recently filed Form 10-K:

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TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS
	As of December 31,
Current assets:	2025	2024
Cash and cash equivalents	$87,775	$664,879
Accounts receivable, net	689,153	1,881,138
Inventories, net	2,926,427	3,578,202
Vendor deposits	161,597	35,895
Prepaid expenses	322,114	332,999
Total current assets	4,187,066	6,493,113

Property and equipment, net	614,311	875,449

Other assets:
Intangible assets, net	1,351,164	1,250,574
Operating lease – right of use asset	322,089	399,254
Other assets	559,671	675,348
Total other assets	2,232,924	2,325,176
Total assets	$7,034,301	$9,693,738
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	1,480,189	1,924,379
Accrued expenses and other current liabilities	860,703	455,675
Deferred revenue	424,032	211,724
Sale of future receipts, net of discount of $113,191	254,234	-
Current portion of long-term operating lease	143,672	129,132
Total current liabilities	3,162,830	2,720,910

Long-term liabilities:
Long-term operating lease, net of current portion	370,591	513,395
Convertible notes payable, net of discount of $222,624 and $239,506 at December 31, 2025 and December 31, 2024, respectively	2,912,376	2,360,494
Total long-term liabilities	3,282,967	2,873,889
Total liabilities	6,445,797	5,594,799

Commitments and contingencies	-	-

Shareholders’ equity:
Cumulative convertible Series A preferred stock; par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	638	638
Cumulative convertible Series B preferred stock; $1,000 stated value; 7.5% cumulative dividend; 4,000 shares authorized; none issued and outstanding at December 31, 2025 and December 31, 2024, respectively	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized; 20,277,205 and 20,015,205 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	202,772	200,152
Additional paid-in capital	58,437,080	58,201,140
Accumulated deficit	(58,051,986)	(54,302,991)
Total shareholders’ equity	588,504	4,098,939
Total liabilities and shareholders' equity	$7,034,301	$9,693,738

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TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2025	2024

Sales, net	$5,635,927	$7,738,842
Cost of sales	2,558,848	4,181,764
Gross profit	3,077,079	3,557,078

Operating expenses:
Professional fees	742,785	597,365
Depreciation and amortization	271,329	296,536
Selling expenses	775,133	1,128,402
Research and development	289,899	290,683
Consulting fees	317,649	225,779
General and administrative	4,534,622	5,123,073
Total operating expenses	6,931,417	7,661,838
Loss from operations	(3,854,338)	(4,104,760)

Other income (expense):
Other income	534,912	-
Interest income	86,543	17,489
Interest expense	(516,112)	(389,491)
Total other income (expense)	105,343	(372,002)

Loss before income taxes	(3,748,995)	(4,476,762)
Provision for income taxes	-	-
Net loss	$(3,748,995)	$(4,476,762)

Net loss per common share:
Basic	$(0.19)	$(0.22)
Diluted	$(0.19)	$(0.22)

Basic weighted average common shares outstanding	20,085,703	19,992,592
Diluted weighted average common shares outstanding	20,085,703	19,992,592

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